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                                                                   EXHIBIT 99.1



NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

CONTACT:

Matthew E. Devine
Chief Financial Officer
Chancellor Media Corporation
972/869-9020


                          CHANCELLOR MEDIA CORPORATION
                     COMPLETES DEBT PLACEMENT BY SUBSIDIARY

Dallas, Texas, December 23, 1997 -- Chancellor Media Corporation (Nasdaq: AMFM) announced that its subsidiary, Chancellor Media Corporation of Los Angeles, has completed the sale of its $500,000,000 of 8-1/8% Senior Subordinated Notes due 2007 in a private placement transaction. The Company used the net proceeds of the offering of approximately $485 million to reduce indebtedness outstanding under the revolving credit portion of the Company's senior credit facility.

The placement of the notes has not been and will not be registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws, and the notes may not be offered or sold in the United States absent registration or an exemption from the registration requirements of such laws.